                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

               AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of May 14, 2003 (the "Agreement"), by and among NATIONAL FINANCIAL PARTNERS CORP. (formerly known as National Financial Services Company, Inc.), a Delaware corporation ("NFP"), APOLLO INVESTMENT FUND IV, LP., a Delaware limited partnership ("Apollo"), and each of the stockholders of NFP set forth on the signature page hereto (collectively, the "Stockholders"). Certain other Persons (as defined below) having employment and other business relationships with NFP and its Affiliates (as defined below) may be issued shares of Common Stock (as defined below) (or other equity securities of NFP) or securities convertible into or exchangeable for Common Stock (or other equity securities of NFP) and, if so issued, NFP, without the consent of any other party hereto, (i) may amend this Agreement to allow any such Person, if NFP so chooses, to become an additional Stockholder hereunder, subject to such Person (as used herein, "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity) becoming a signatory to this Agreement or (ii) after September 30, 2003, may require such Person to become a party to one or more other stockholders agreements to be entered into among NFP, such Person and such other stockholders as may become party thereto in accordance with the terms of any such agreement or agreements. Only the parties signatory hereto are subject to the terms hereof and no stockholder of NFP not signatory hereto shall be subject to the terms hereof.

                                    RECITALS

               WHEREAS, NFP, Apollo and NFP's other existing stockholders have entered into a stockholders agreement, dated as of October 27, 1998 (the "Original Stockholders Agreement") pursuant to which the parties provided for the sale, assignment, transfer, encumbrance or other disposition of the common stock, par value $.01 per share (the "Common Stock") of NFP which the parties hereto own or may hereafter acquire, and for certain rights (including, without limitation, registration rights) and obligations in respect thereof;

               WHEREAS, Section 4.7 of the Original Stockholders Agreement permits amendment of the Original Stockholders Agreement by a written instrument signed by NFP, by Apollo and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders;

               WHEREAS, in connection with a proposed underwritten public offering of shares of Common Stock by NFP, NFP has proposed certain amendments to the Original Stockholders Agreement that are intended to facilitate such offering; and

               WHEREAS, NFP, Apollo and the other Stockholders listed on the signature page hereto by this agreement, amend and restate each and every term and provision of the Original Stockholders Agreement.

               NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                     VOTING

               Section 1.1 Covenant to Vote

               Each of the Stockholders who holds Common Stock entitled to vote on stockholder matters shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Common Stock entitled to vote on stockholder matters owned by such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of NFP called for the purpose of voting on the election or removal of directors, or shall act by consensual action of stockholders with respect to the election or removal of directors, in favor of (i) the election of the directors nominated by the Board of Directors of NFP and (ii) the removal of directors proposed or supported by Apollo. In addition, each Stockholder who holds Common Stock entitled to vote on stockholder matters shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Common Stock entitled to vote on stockholder matters owned by such Stockholder, either in person or by proxy, upon any matter submitted to a vote of the stockholders of NFP, or shall act by consensual action of stockholders, in a manner so as to be consistent and not in conflict with, and to implement and effect, the terms of this Agreement.

               Section 1.2 No Voting or Conflicting Agreements

               No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock inconsistent with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF STOCK

               Section 2.1 General Prohibition on Transfers

               (a) Prohibition on Transfers Generally. No Stockholder shall, at any time, directly or indirectly, sell, assign, pledge or encumber or otherwise transfer, other than to NFP or Persons controlled by, controlling or under common control with ("Affiliates") NFP, (any such transaction, whether or not for consideration, being referred to hereinafter as a "Transfer" and all Persons to whom a Transfer is made, regardless of the method of Transfer, shall be referred to

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collectively as "Transferees" and individually as a "Transferee") any shares of
Common Stock, unless such Transfer is made in accordance with Section 2.3, 2.4, 2.5, 2.6 or 2.8 or in accordance with Article III. No such Transfer, other than pursuant to Section 2.3, 2.5 or 2.6, shall be permitted pursuant to this Agreement prior to the consummation of an IPO. "IPO" shall mean an underwritten public offering of shares of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), with, together with all prior public offerings of Common Stock, aggregate net proceeds to NFP and any selling Stockholders of at least $50 million.

               (b) Recordation. NFP shall not record upon its books, and shall cause any transfer agent appointed by NFP not to permit, any Transfer of shares of Common Stock held or owned by any of the Stockholders or any other Person to any other Person except Transfers in accordance with this Agreement.

               (c) Obligations of Transferees. No Transfer of shares of Common Stock by a Stockholder (other than pursuant to Article III) shall be effective unless (x) the Transferee (including a Permitted Transferee (as defined below) pursuant to Section 2.3) shall have executed an appropriate document in form and substance satisfactory to NFP in its reasonable judgment confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided herein), (ii) the Transferee agrees to comply with the obligations of a "Stockholder" under
Section 3.7 to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided therein) and
(iii) any certificates representing shares shall bear legends, substantially in the forms required by Section 2.7, and (y) such document shall have been delivered to and approved by NFP prior to such Transferee's acquisition of shares of Common Stock.

               Section 2.2   Compliance with Securities Laws

               No Stockholder shall Transfer any shares of Common Stock, unless
(a) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (b) such Stockholder shall have furnished NFP with an opinion of counsel, which opinion and counsel shall be satisfactory to NFP in its reasonable judgment, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws.

               Section 2.3   Permitted Transfers

               Section 2.3.1 Stockholders. The restrictions contained in Sections 2.1(a) and 2.4 with respect to Transfers by Stockholders of shares of Common Stock shall not apply to (A) any Transfer by a Stockholder who is an individual (an "Individual Stockholder"): (i) to or among such Individual Stockholder's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Individual Stockholder, spouse or described

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

relatives and, provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above;
(ii) to a legal or personal representative of such Individual Stockholder in the event of the death or Disability of such Individual Stockholder; and (iii) pursuant to a qualified domestic relations order; or (B) any Transfer by any Stockholder of such Stockholder's shares of Common Stock issued to such Stockholder to a management company or manager of a subsidiary of NFP, to any Affiliate thereof, to any Principal (as such term is defined in the management agreement between such Stockholder and NFP) or other employee of such a management company. Notwithstanding the foregoing, no Transfer may be effected pursuant to this Section 2.3.1 unless NFP is satisfied, in its sole discretion, that the proposed Transferee is an "Accredited Investor" (as defined in Rule 501 promulgated under the Securities Act). As used in this Agreement, "Disability" means that the Individual Stockholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to be long-continued and of indefinite duration.

               Section 2.3.2 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to clauses (A) and (B) of Section 2.3.1 are referred to herein as "Permitted Transferees." Any such permitted Transfer shall be subject to the terms of this Agreement, including, without limitation, compliance with Section 2.1(c).

               Section 2.3.3 Transfer by Permitted Transferees. The restrictions contained in Sections 2.1(a) and 2.4 of this Agreement with respect to Transfers by Stockholders of shares of Common Stock shall not apply to any Transfer by a Permitted Transferee of a Stockholder to such Stockholder or to another Permitted Transferee of such Stockholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section 2.3.2.

               Section 2.4   Right of First Refusal

               Section 2.4.1 Seller's Notice. From and after the consummation of an IPO, if any Stockholder proposes to Transfer any of the Common Stock held by it in one transaction or a series of related transactions for consideration with a value in excess of $250,000, other than to NFP or Affiliates of NFP, and other than pursuant to Section 2.3, 2.5 or 2.6 of this Agreement or pursuant to the
Article III (for purposes of this Section 2.4 and any cross-references hereto, such Stockholder, along with any Affiliates and Permitted Transferees thereof that are Stockholders, the "Selling Stockholder"), the Selling Stockholder shall first give written notice (the "Seller's Notice") to NFP, stating that the Selling Stockholder desires to make such Transfer, referring to Section 2.4, specifying the number of shares of Common Stock proposed to be Transferred (the "First Refusal Shares"), and specifying the price, in cash (the "First Refusal Price"), and the material terms pursuant to which such Transfer is proposed to be made (together with the First Refusal Price, the "First Refusal Terms").

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

               Section 2.4.2 Exercise of Option.

               (a) Option. Upon receipt of the Seller's Notice, NFP shall have the exclusive option for five business days following receipt of the Seller's Notice to give notice (the "Acceptance Notice") that it will purchase the First Refusal Shares for Fair Market Value; provided, however, that the Selling Stockholder shall not be required to sell any First Refusal Shares pursuant to this option unless all the First Refusal Shares are to be purchased by NFP. "Fair Market Value" shall mean, as of any applicable date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on the Nasdaq National Market on the last preceding date on which there was a sale of Common Stock on such exchange or Nasdaq National Market. If the Common Stock is not then listed on any exchange or the Nasdaq National Market, the Fair Market Value of the Common Stock shall be determined by the Board of Directors of NFP in good faith.

               (b) Failure to Exercise Option. If the Seller's Notice shall be duly given and if NFP shall not exercise its option to purchase all of the First Refusal Shares at Fair Market Value as provided in Section 2.4.2, then the Selling Stockholder shall be free, for a period of 120 days from the 10/th/ day following the receipt of the Seller's Notice, to Transfer the First Refusal Shares to any Proposed Transferee (as defined below), as long as all of the First Refusal Shares are Transferred for cash, payable upon Transfer, at a price equal to or greater than 90% of the First Refusal Price and on all other material terms not more favorable to the Proposed Transferee than the First Refusal Terms.

               (c) Closing Date. In the case of a purchase by NFP of any First Refusal Shares pursuant to Section 2.4, the parties to such purchase shall mutually determine a closing date (the "First Refusal Closing Date") which shall not be (except as otherwise required by the terms of this Agreement) more than 30 days after the date of the Acceptance Notice, or if any such day is not a business day, then the first business day thereafter, subject, in any case, to extension until expiration or termination of any applicable regulatory waiting periods (including, without limitation, if applicable, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and satisfaction of all other applicable regulatory conditions. The closing shall be held at 10:00 a.m., local time, at the principal executive office of NFP, or at such other time or place as the parties may agree.

               (d) Deliveries at Closing; Method of Payment of Purchase Price. On a First Refusal Closing Date, the Selling Stockholder shall deliver certificates, free and clear of all liens and encumbrances, with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased by NFP, which shall deliver to such Selling Stockholder the purchase price in cash (or certified or cashier's check). In addition, if the Person selling Common Stock is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of Internal Revenue Code of 1986, as amended (the "Code"), discharging the shares being sold from liens imposed by the Code (or, if it is impossible to obtain such certificate by the First

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Refusal Closing Date, the sale of such Common Stock may be consummated and the proceeds placed in escrow pending receipt thereof) and (iii) an estate tax waiver issued by the state of the decedent's domicile.

               Section 2.5   Tag-Along Rights

               Section 2.5.1 Tag-Along Buyer. In the event that Apollo proposes to sell any shares of Common Stock owned by it (the "Apollo Shares") in one transaction or a series of related transactions (a "Covered Transaction") such that following such sale more than 10% of the then outstanding shares of Common Stock will have been sold to one holder or group of related holders, then Apollo shall first give written notice (the "Tag-Along Notice") to each Stockholder, stating that Apollo desires to make such sale, referring to Section 2.5, specifying the number of shares of Common Stock proposed to be sold and specifying the per share price (the "Tag-Along Price"), and the material terms pursuant to which such sale is proposed to be made (together with the Tag-Along Price, the "Tag-Along Terms"). Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to (i) a transfer by Apollo to any Affiliate of Apollo that agrees to be bound by the terms of this Agreement or (ii) a transfer of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC").

               Section 2.5.2 Exercise of Tag-Along Option.

               (a) Option. Upon receipt of the Tag-Along Notice, each Stockholder shall have the option for 30 days following receipt of the Tag-Along Notice to participate in the Covered Transaction with respect to a number of shares (the "Tag-Along Shares") of Common Stock held by it equal to the product of (1) the quotient of (A) the aggregate number of shares of Common Stock to be sold by Apollo in the Covered Transaction divided by (B) the aggregate number of shares of Common Stock then owned by Apollo times (2) the number of shares of Common Stock then owned by such Stockholder, for the same Tag-Along Price and otherwise on the same Tag-Along Terms; provided, that in the event that the consideration for the Common Stock consists in whole or in part of securities, then no Stockholder or any other Person shall be entitled to any rights under this Section 2.5 unless NFP is satisfied, in its sole discretion, that such Stockholder or other Person is an "Accredited Investor" (as defined in Rule 501 promulgated under the Securities Act).

               (b) Failure to Exercise Option. If the Tag-Along Notice shall be duly given and if a Stockholder shall not exercise its option to sell shares of Common Stock in the Covered Transaction, then Apollo shall be free, for a period of 120 days from the 30th day following the giving of the Tag-Along Notice, to sell the Apollo Shares (together with any Tag-Along Shares) to any Proposed Transferee, as long as all of the Apollo Shares are sold at a price equal to or greater than 95% of the Tag-Along Price and on all other material terms not more favorable, in the aggregate, to the Proposed Transferee than the Tag-Along Terms.

               (c) Sale Agreement. Each Stockholder electing to sell Tag-Along Shares (a "Tag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments

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for such Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-Along Seller shall not be required to make any representations and warranties with respect to NFP or NFP's business or with respect to any other seller. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including, without limitation, for (x) breaches of representations and warranties made in connection with such sale by NFP or any other seller with respect to NFP or NFP's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to Apollo's or such other seller's (i) ownership of and title to shares of capital stock of NFP, (ii) organization, (iii) authority and (iv) conflicts and consents.

               (d) Proposed Transferee. "Proposed Transferee" means a Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of such Transfer, but not solely by virtue of becoming a party to this Agreement), to whom Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4, 2.5 or 2.6 of this Agreement.

               (e) No Liability. Notwithstanding any other provision contained in Section 2.4 or 2.5, there shall be no liability on the part of NFP or Apollo in the event that the sale pursuant to Section 2.4 or 2.5 is not consummated for any reason whatsoever. The decision whether to effect a sale pursuant to this
Section 2.5 shall be in the sole and absolute discretion of Apollo.

               Section 2.6   Drag-Along Right

               Section 2.6.1 Exercise. If Stockholders owning fifty-one percent (51%) or more of the then outstanding shares of Common Stock propose to make a bona fide sale of all of the shares of Common Stock held by such Stockholders to a Proposed Transferee that is not an Affiliate of Apollo, pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction with respect to which an opinion of a third party investment bank has been obtained by NFP with respect to the fairness, from a financial point of view, of the proposed transaction to the stockholders of NFP (other than the proposing Stockholders), then such Stockholders shall have the right (a "Drag-Along Right"), exercisable upon 30 days' prior written notice to the other Stockholders, to require the other

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Stockholders to sell all of their shares of Common Stock and, at the election of such proposing Stockholders, options to purchase or any other award or right to receive or acquire shares of Common Stock (whether vested or unvested) issued pursuant to employment agreements, management agreements or stock incentive plans or otherwise ("Options"), to the Proposed Transferee on the same terms and conditions and at the same price (in the case of the Options, the purchase price of each Option shall be equal to the purchase price attributable to the number of shares of Common Stock issuable upon exercise of such Option less the exercise price thereof) as the Stockholders exercising the Drag-Along Right.

               Section 2.6.2 Sale Agreement. Each Stockholder selling shares of Common Stock pursuant to a transaction contemplated by this Section 2.6 (a "Drag-Along Seller"), agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such shares of Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Drag-Along Seller shall not be required to make any representations and warranties with respect to NFP or NFP's business or with respect to Apollo or any other seller. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the proposing Stockholders in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including, without limitation, for (x) breaches of representations and warranties made in connection with such sale by NFP or any other seller with respect to NFP or NFP's business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale and
(2) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of NFP,
(ii) organization, (iii) authority and (iv) conflicts and consents.

               Section 2.6.3 No Liability. Notwithstanding any other provision contained in this Section 2.6, there shall be no liability on the part of NFP or the proposing Stockholders in the event that the sale pursuant to this Section
2.6 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.6 shall be in the sole and absolute discretion of the proposing Stockholders.

               Section 2.7   Restrictions on Transfers of Stock

               Section 2.7.1 Legends. Each of the Stockholders hereby agrees that outstanding certificate representing shares of Common Stock, any certificate representing shares of Common

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Stock acquired in accordance with the provisions of this Agreement and any certificates representing shares of Common Stock issued upon exercise of the Options or other Options to purchase shares of Common Stock, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.7.3, shall bear endorsements reading substantially as follows:

                    (a) The securities represented by this certificate have not been registered under the Securities Act, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

                    (b) The securities represented by this certificate are subject to the terms and conditions set forth in an Amended and Restated Stockholders Agreement, dated as of May 14, 2003, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made by the issuer or any transfer agent appointed by the issuer unless accompanied by evidence of compliance with the terms of such agreement.

               Section 2.7.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of NFP and kept with the records of NFP and shall be made available for inspection by any stockholder of NFP at the principal executive offices of NFP.

               Section 2.7.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.7.1(a) shall cease and terminate as to any particular shares of Common Stock (a) when, in the opinion of counsel for NFP, such restriction is no longer required in order to assure compliance with the Securities Act or (b) when such shares shall have been effectively registered under the Securities Act. NFP or NFP's counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with any Transfer or the removal of the endorsement set forth in Section 2.7.1(a) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to NFP and its counsel. The restrictions referred to in Section 2.7.1(b) shall cease and terminate as to any particular shares of Common Stock when, in the opinion of counsel for NFP, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.7.1 shall cease and terminate when, in the reasonable opinion of counsel for NFP, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Common Stock, the Stockholder holding such shares shall be entitled to receive from NFP, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in Section 2.7.1.

         Section 2.8 Prohibitions on Transfer Following an IPO.

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         (a)   Notwithstanding any other provision of this Agreement, each
Stockholder agrees that, in addition to any restrictions imposed by law, including, without limitation, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and except as permitted by Sections 2.3.1, 2.5 and 2.6, from and including the date of the consummation of an IPO, no Stockholder shall Transfer, including in accordance with Rule 144 under the Securities Act, any shares of Common Stock owned by such Stockholder, except that, at such stockholder's election:

         (i) each Stockholder may Transfer up to 20% of the Applicable Total Shares of such Stockholder in the IPO, plus any shares the underwriters elect to purchase as part of the over-allotment option granted to them by the stockholders of NFP;

         (ii) during the period commencing on the 180/th/ day after the effective date of the registration statement relating to the IPO (the "Effective Date") and ending 15 months after the Effective Date, in connection with an underwritten offering of Common Stock by NFP, each Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of the Applicable Total Shares of such Stockholder;

         (iii) if, during the period described in clause (ii), NFP does not consummate an underwritten public offering, during the period commencing 15 months after the Effective Date and ending 24 months after the Effective Date, subject to the provisions of any lockup agreement entered into from time to time in accordance with Section 3.7 hereof, each Stockholder may Transfer the aggregate of any Holdover Amount plus up to 20% of the Applicable Total Shares of such Stockholder; and

         (iv) in each period after the Effective Date specified in the table set forth below (each such period, together with the periods referred to in clauses (ii) and (iii) above, a "Transfer Period"), subject to the provisions of any lockup agreement entered into from time to time in accordance with Section
3.7 hereof, each Stockholder may Transfer the aggregate of any Holdover Amount plus the percentage of the Applicable Total Shares of such Stockholder specified in the table set forth below for such Transfer Period.

--------------------------------------------------------------------------------
Transfer Period                               % of Applicable Total Shares
--------------------------------------------------------------------------------
24 months to 36 months                        20%
--------------------------------------------------------------------------------
36 months to 60 months                        20%
--------------------------------------------------------------------------------
After 60 months                               Any remaining shares
--------------------------------------------------------------------------------

         (v) In any underwritten offering of Common Stock by NFP, participation in any such offering by a Stockholder is subject to cutback in accordance with Section 3.2.2 or Section 3.3.2, as applicable, and the other provisions of this Agreement, including, without limitation, Section 3.8.

         (b) As used in this Section, the following phrases shall have the following meanings:

         As of the date of the consummation of the IPO, "Applicable Total Shares" means, the sum of (i) all shares of Common Stock owned of record by such Stockholder as of the Cut-Off Date and (ii) all shares of Common Stock issuable to such Stockholder upon the exercise of options held by such Stockholder that are exercisable as of the Cut-Off Date.

         As of any date after the consummation of the IPO, "Applicable Total Shares" means:
         (A) the amount calculated with respect to such Stockholder as of the date of the consummation of the IPO;
         (B) plus, the sum of (i) all shares of Common Stock acquired by such Stockholder after the Cut-Off Date and at least ten business days before the first day of the applicable Transfer Period and (ii) all shares of Common Stock issuable to such Stockholder upon the exercise of options held by such Stockholder that became exercisable after the Cut-Off Date and on or prior to the first day of the applicable Transfer Period;
         (C) less, the number of shares of Common Stock that have been Transferred by such Stockholder, on or after the Cut-Off Date and at least ten business days before the first day of the applicable Transfer Period, to a Permitted Transferee in accordance with
               Section 2.3.1. hereof;
         (D) less, any shares of Common Stock purchased in the public market, either in or after the IPO.

         "Cut-Off Date" means a date determined by the Board of Directors, in its sole discretion, that shall be not more than 180 days, and not less than 5 days, prior to the effective date of the registration statement relating to the IPO.

         "Holdover Amount" means, as of any date, the aggregate of any shares of Common Stock that a Stockholder was permitted to Transfer in accordance with the provisions of this Section in the IPO and in any completed Transfer Period that were not so Transferred, including shares not so Transferred by reason of a prior cutback in accordance with Section 3.2.2 or 3.3.2.

         (c) The foregoing provisions do not apply to any shares of Common Stock purchased by a Stockholder (i) from NFP in an underwritten public offering or
(ii) in the open market following the consummation of the IPO.

         (d) Notwithstanding any other provisions of this Agreement, in the event that an Individual Stockholder dies, upon a determination by the Board of Directors that the provisions of this Article II result in undue hardship including, without limitation, because of an obligation to pay estate taxes, the Board of Directors may authorize the estate or legal representative of such Stockholder to Transfer some or all of the shares of Common Stock owned by such Stockholder subject to such terms and conditions as are determined by the Board of Directors.

         (e) At any time after the 180/th/ day following the effective date of the registration statement relating to the IPO, the Board of Directors may, in its sole discretion, modify the provisions of this Section to (i) increase the percentage of Applicable Total Shares that may be sold by Stockholders in any transfer period or (ii) decrease the period of time that shares of Common Stock will remain subject to the provisions of this Section.

         (f) Notwithstanding any other provisions of this Agreement, the Board of Directors, in its sole discretion, may waive the provisions of this Section in connection with any business combination, restructuring, recapitalization or other extraordinary transaction that has been approved by a majority of the Board of Directors.

         (g) Notwithstanding any other provisions of this Section, following the 180/th/ day after the Effective Date, a Stockholder may enter into a bona fide pledge with a commercial bank or other lending institution with respect to any Holdover Amount, provided that such Stockholder has provided NFP with written notice not less than three business days prior to consummation of such pledge.

         (h) The provisions of this Section 2.8 shall no longer apply to any Stockholder if the Common Stock is no longer listed on a national securities exchange or quoted on Nasdaq (as defined below).

                                   ARTICLE III

                               REGISTRATION RIGHTS

             Section 3.1   Certain Definitions

             (a) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

             (b) "Registrable Securities" shall mean the shares of Common Stock; provided, however, that any shares of Common Stock that are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act pursuant to which the shares of Common Stock are thereafter freely tradeable without restriction under the Securities Act, or that cease to be outstanding, shall cease to be Registrable Securities; provided further, however, that any Registrable Securities acquired by any Stockholder or Affiliate thereof from another Stockholder or Affiliate thereof shall continue to be Registrable Securities.

             (c) "Includable Registrable Securities" shall mean the maximum number of Registrable Securities that may be Transferred by a particular Stockholder as of the applicable date of determination in accordance with
Section 2.8.

             Section 3.2   Demand Registration

             Section 3.2.1 Demand Registration Rights. If NFP shall receive, at any time, any, after October 27, 2003 and prior to the consummation of an IPO, a written request by Stockholders owning a majority of the then outstanding shares of Common Stock not owned by Apollo that NFP effect the registration under the Securities Act of Registrable Securities then outstanding (which written request shall specify the number of shares of Registrable Securities to be sold by the Initiating Stockholders (as defined below)), then NFP shall, within 10 business days of the receipt thereof, give written notice of such request (a "Demand Notice") to all Stockholders and shall, subject to the limitations of this Section 3.2, use its reasonable efforts to effect such a registration as soon as practicable and in any event to file with the SEC within 120 days of the receipt of such request a registration statement under the Securities Act covering all the Registrable Securities which the Stockholders shall request in writing to be included in such registration (which written requests by the remaining Stockholders shall specify the number of shares of Registrable Securities requested to be included and which written request shall be given within 10 business days of receipt of the Demand Notice), and NFP shall use its reasonable efforts to have such registration statement become effective.

             Section 3.2.2 Underwritten Offering Provisions. Subject to Section 3.2.1, the Stockholders initiating the registration request hereunder (the "Initiating Stockholders") and the other selling Stockholders responding to a Demand Notice must distribute the Registrable Securities covered by their request by means of an underwritten offering on a firm commitment basis. The right of any Stockholder to include its Registrable Securities in such a registration shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting. All Stockholders proposing to distribute their securities through such underwriting shall enter into an agreement in customary form with the underwriter or underwriters selected for such underwriting by NFP and reasonably acceptable to Stockholders participating in such registration holding a majority of the shares requested to be so registered. Notwithstanding any other provision of this Section 3.2, if, the underwriter advises NFP that marketing factors require a limitation of the number of shares to be underwritten, then NFP shall so advise all Stockholders of Registrable Securities which would otherwise be included in the registration statement pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration statement shall be allocated pro rata among the Stockholders participating in such registration based on the number of shares of Registrable Securities requested to be included by such participating Stockholders (a "Demand Cutback").

             Section 3.2.3 Limitation on Number of Demands. NFP shall not be required to effect, nor shall the Stockholders together be entitled to request, more than one registration under this Section 3.2. A registration shall not be deemed to have been effected, nor shall it be sufficient to eliminate the registration available under this Section 3.2, unless such registration becomes effective pursuant to the Securities Act; provided; that no registration shall be deemed to have been effected, nor shall it eliminate the registration available under this Section 3.2, if (i) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority, or the sale of Registrable Securities pursuant to such registration is otherwise terminated or abandoned at the instance of NFP, in either case, for any reason other than an act or omission of any Initiating Stockholder; or (ii) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied by NFP other than by reason of an act or omission by any Initiating Stockholder:

             Section 3.2.4 Delay of Registration. Notwithstanding the foregoing, if NFP shall furnish to the Initiating Stockholders a certificate signed by an officer of NFP stating that, in the reasonable good faith judgment of the Board of Directors of NFP, it would not be in the best interests of NFP and its stockholders for such registration to be effected (because NFP is engaging in or intends to engage in an acquisition, divestiture or other material transaction or due to other extraordinary events relating to NFP, but, in any case, not including for purposes of NFP avoiding its obligations hereunder), then NFP shall have the right to defer such registration for a period of not more than an additional 90 days after receipt of the request of the Initiating Stockholders; provided, however, that (A) NFP shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (B) NFP shall make and communicate to the selling Stockholders its determinations under this paragraph in respect of a registration under this Section 3.2 within 15 days of NFP's receipt of the Demand Notice in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of a transaction or event referred to in this Section 3.2.4.

             Section 3.3   NFP Registration

             Section 3.3.1 Registration Rights. If NFP proposes to register for sale by NFP any shares of Common Stock or any Apollo Shares (including any shares owned by an affiliate to which the Apollo Shares may have been transferred) under the Securities Act in connection with the public offering of such securities solely for cash (other than any registration of public sales or distributions of securities issued pursuant to a registration statement on Form S-8 or S-4 or any similar form), NFP shall, at each such time, promptly give written notice of such registration to each Stockholder that holds Registrable Securities. Upon the written request of any Stockholder given within, in the case of an IPO, 10 days or within, in the case of an offering following an IPO, the time period specified by the Board of Directors (which period shall be not more than 10 days and not less than 5 days) after mailing of such notice by NFP, NFP shall, subject to the provisions of Section 3.8, use its reasonable efforts to include or, in the case of an underwritten offering, cause the underwriter or underwriters to include, in the offering, on the same terms and conditions as the securities of NFP included in such offering, all of the Includable Registrable Securities that each such Stockholder has requested to be registered, provided, however, that if, at any time after giving written notice of its intention to register any shares and prior to the effective date of the registration statement filed in connection with such registration, NFP shall determine for any reason not to register or to delay registration of such shares, NFP may, at its election, give written notice of such determination to each Stockholder who has requested registration pursuant to this Section 3.3 and, thereupon, (x) in the case of a determination not to register, NFP shall be relieved of its obligation to register any Registrable Securities in connection with such registration and of all liability in connection therewith (other than liability under Section 3.9 and expenses contemplated by Section 3.6) and (y) in the case of a determination to delay such registration, NFP shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such other shares. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.3, all Stockholders proposing to distribute their shares pursuant to this Section 3.3 shall, at the request of NFP, enter into an agreement in customary form with the underwriter or underwriters selected by NFP.

             Section 3.3.2 Cutback. If applicable, notwithstanding any other provision of this Section 3.3, if, in the case of a registration pursuant to
Section 3.3.1 relating to an underwritten offering, the underwriter advises NFP that marketing factors require a limitation of the number of shares to be underwritten, then NFP shall so advise all Stockholders of Includable Registrable Securities which would otherwise be included pursuant to this
Section 3.3, and the number of
shares of Includable Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Stockholders participating in such registration based on the number of shares of Includable Registrable Securities the participating Stockholders have requested to be included in such registration. All shares initially proposed to be sold by NFP (prior to the exercise of any rights under this Section 3.3) shall be included in any registration pursuant to this Section 3.3 before any Registrable Securities of Stockholders are included.

             Section 3.4 Obligations of NFP. Whenever required under Sections
3.2 and 3.3 to effect the registration of any Registrable Securities on behalf of any Stockholder, NFP shall, as expeditiously as reasonably possible: prepare and file with the SEC a registration statement (on a Form selected by NFP for which NFP is eligible) with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days in the case of an underwritten offering, or 120 days in any other case, unless the distribution of the securities registered thereunder has been earlier completed; and shall:

                    (a) prepare and file with the SEC as expeditiously as is reasonably practicable such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement and any documents incorporated therein by reference or by filing any other requested document, and use its reasonable efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                    (b) furnish to each Stockholder selling Registrable Securities and each underwriter, if any, of such shares such reasonable number of copies of the registration statement and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, including, in each case, all supplements, amendments and exhibits thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and NFP hereby consents to the use of any such prospectus by the selling Stockholders and the underwriter, if any, in connection with any offer and sale covered thereby;

                    (c) use its reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by the selling Stockholders (in light of the intended plan of distribution of such selling Stockholders) or any managing underwriters, and do any and all other acts and things which may be reasonably necessary or desirable to consummate the disposition of the securities in such jurisdictions; provided, that NFP shall not be required (i) to register or qualify the Registrable Securities in any jurisdiction if such registration or qualification in such jurisdiction would subject NFP to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten offering or (ii) in connection therewith or as a condition thereto, to qualify to do business, subject itself to taxation in respect of doing business or file a general consent to service of process or register as a broker or dealer in any such states or jurisdictions where it has not otherwise done so;

                    (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including, without limitation, furnishing any opinion of counsel (in form and substance as is customarily given by counsel to selling stockholders and addressed to the underwriters, NFP and the Stockholders requesting registration of Registrable Securities) and entering into a reasonable and customary lockup agreement pursuant to
         Section 3.7 reasonably requested by the managing underwriter;

                    (e) promptly notify each Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any posteffective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose) or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required on account of such event and use its reasonable efforts to cause each such amendment and supplement to become effective;

                    (f) promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

                    (g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

                    (h) cooperate with the selling Stockholders of Registrable Securities and the underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the underwriter, if any, may reasonably request at least five business days prior to any sale of Registrable Securities;

                    (i) make available for inspection by any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such underwriters, all relevant financial and other records, pertinent corporate documents and properties of NFP and cause the respective officers, directors and employees of NFP to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which NFP determines, in good faith, to be confidential and as to which NFP notifies such underwriters, counsel or accountants in writing of such confidentiality, such underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to NFP to make such disclosure and NFP has denied such request.

                    (j) within a reasonable time prior to the filing of any registration statement, any related prospectus, any amendment to such a registration statement or amendment or supplement to such a prospectus, provide copies of such document to the selling Stockholders who hold Registrable Securities and their counsel and to the underwriter or underwriters, if any; make such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Stockholders or the underwriter may request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by the Stockholders who hold Registrable Securities being registered or by any underwriter;

                    (k) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement filed pursuant hereto or a related prospectus, provide copies of such document to counsel for the selling Stockholders of Registrable Securities; make such reasonable changes in such document prior to or after the filing thereof as counsel for such selling Stockholders shall request; and make available for discussion of such document such of the representatives of NFP as shall be reasonably requested by such counsel;

                    (l) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of NFP's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the related registration statement;

                    (n) use its reasonable efforts to (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by NFP are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, cause all such Registrable Securities to be listed on a national securities exchange or secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC, as determined by NFP, or, failing that, secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by NFP as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD"); and

                    (o) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, if any (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

Each Stockholder agrees that upon receipt of any notice from NFP of the happening of any event of the kind described in clause (iii) of paragraph (e) of this Section 3.4, such Stockholder will discontinue such Stockholder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 3.4 and, if so directed by NFP, will deliver to NFP (at NFP's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event NFP shall give any such notice, the applicable 90 or 120 day period mentioned in the first paragraph of this Section 3.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Stockholder then selling Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 3.4.

               Section 3.5 Furnish Information

               It shall be a condition precedent to the obligations of NFP to take any action pursuant to this Agreement with respect to a selling Stockholder that such selling Stockholder shall promptly furnish to NFP such information as shall reasonably be requested by NFP in order to effect the registration of its Registrable Securities.

               Section 3.6 Expenses of Registration

               NFP shall bear all expenses incurred in connection with each of the registrations, filings or qualifications pursuant to Sections 3.2 and 3.3 for each Stockholder, including, without limitation, all registration, filing and listing fees, including such fees of the SEC, the NASD and other agencies; fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with state securities qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriters or the Initiating Stockholders may reasonably designate); printing (including, without limitation, expenses of printing or engraving any certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust

Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), shipping and delivery expenses; fees and disbursements of counsel for NFP (and not counsel for any selling Stockholder, except for reasonable fees and disbursements of a single counsel for the selling Stockholders as a group designated by selling Stockholders holding a majority of the Registrable Securities to be registered); fees and disbursements of all independent public accountants of NFP (including, without limitation, the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriters); fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by NFP; internal expenses of NFP (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties); and fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which the securities of the same class are then listed; provided, however, that underwriting discounts and commissions relating to the Registrable Securities shall be borne and paid ratably by the sellers of such Registrable Securities (based upon the amount of Registrable Securities to be sold by each such seller).

               Section 3.7 Lockup Agreement

               Each Stockholder agrees that upon prior notice by NFP to such Stockholder and effective upon the reasonable request of the underwriters managing a public offering for sale by NFP of its securities (or for sale by the Stockholders pursuant to Section 3.2), such Stockholder shall not, during the 14-day period prior to, and during the 180 day period (or such shorter period as the managing underwriters have agreed with the sellers in the purchase, underwriting or similar agreement entered into in connection with such registration, as the managing underwriters shall agree as to Apollo, or as the managing underwriters may otherwise permit) beginning on, the later of (i) the effective date of such registration or (ii) the commencement of an underwritten offering, offer, sell, contract to sell or otherwise dispose of any securities of NFP (other than the exercise of any options or warrants or the conversion or exchange of any convertible or exchangeable securities) that are substantially similar to the Registrable Securities or that are convertible or exchangeable into securities that are substantially similar to the Registrable Securities (other than those included in the registration), without the prior written consent of such underwriters.

               Section 3.8 Underwriting Requirements

               In connection with any offering involving any underwriting of securities in an offering (a) described in Section 3.2, NFP shall not be required to include any Stockholder's Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between the selling Stockholders holding a majority of the Registrable Securities to be registered and the underwriters, which terms shall be subject to the approval of NFP, which approval shall not be unreasonably withheld, or (b) described in Section 3.3, NFP shall not be required to include any Stockholder's Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between NFP and the underwriters, only in such quantities and on such terms as set forth in Sections 3.2 and 3.3.

               Section 3.9 Indemnification.

               (a) In the event of any registration of any Registrable Securities pursuant to this Article III, NFP shall indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof), each other individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof (each, a "Person") who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with NFP's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by NFP of any federal, state or common law rule or regulation applicable to NFP and relating to action required of or inaction by NFP in connection with any such registration, and NFP will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that NFP shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of such indemnified party stating that such information is for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

               (b) Each holder of Registrable Securities that are included in the securities as to which any registration under Section 3.2 or 3.3 is being effected (and, if NFP requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.2 or 3.3, any underwriter) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) of this Section 3.9), to the extent permitted by law, NFP, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling NFP within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with information furnished to NFP or its representatives by or on behalf of such holder or underwriter, if any, stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this
Section 3.9(b) and Sections 3.9(c) and (e) shall be limited to (x) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and (y) in the case of any such underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such holder.

               (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 3.9 (with appropriate modifications) shall be given by NFP and each seller of Registrable Securities (and, if NFP requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.2 or 3.3, any underwriter) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

               (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.9. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so,
(ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

               (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 3.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subsection (d) above and the indemnifying party is materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
Section 3.9(e) to the contrary, no indemnifying party (other than NFP) shall be required pursuant to this Section 3.9(e) to contribute any amount in excess of
(x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 3.9(b) and (c) and this
Section 3.9(e), as the case may be, in connection with such offering.

               (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

               Section 3.10 Transfer of Registration Rights

               The registration rights of Stockholders under this Agreement may not be transferred except (i) by law pursuant to a merger or consolidation of such Stockholder and (ii) to any transferee of such Stockholder to which such Stockholder has transferred Registrable Securities in accordance with Section
2.3 (other than pursuant to a transaction under Rule 144 of the Securities Act). No transferee of any Registrable Securities shall have any rights under this
Article III unless such rights are transferred in accordance with this Section 3.10, such Registrable Securities are held subject to all of the terms of this Agreement, and such transferee agrees in writing for the benefit of NFP and the other parties hereto to be bound by and to perform all of the terms and provisions of this Agreement applicable to the transferor; provided, however, that, unless NFP otherwise consents, such transferor shall act as such transferee's agent for all purposes (including notices and pro rata cutbacks) under this Agreement whether or not such transferor continues to hold Registrable Securities.

               Section 3.11 Recapitalizations, Exchanges, etc., Affecting Registrable Securities

               The provisions of this Article shall, to the extent reasonably practicable, apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock (of NFP or any successor to NFP and/or any other issuer thereof) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of, and shall be appropriately adjusted to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event that, upon the occurrence of a transaction contemplated by this Section 3.11, the Stockholders hold securities of more than one entity, the registration rights contemplated hereby will apply to each such entity independently of the others. The adjustments contemplated by this paragraph shall be made cumulative with respect to all such transactions contemplated by this

Section 3.11 that occur from time to time. Any issuer of any such securities other than NFP shall be required to assume in writing, to the extent relevant, NFP's obligations with respect to the registration rights granted hereunder or enter into a registration rights agreement substantially similar to this Agreement and giving effect to the allocations and adjustments contemplated by this Section 3.11, in connection with any such transaction pursuant to which the Stockholders shall receive securities of such issuer, as contemplated by this
Section 3.11.

                                   ARTICLE IV

                                  MISCELLANEOUS

               Section 4.1 Specific Performance

               The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 4.1 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

               Section 4.2 Notices

               All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to NFP at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 4.2, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

               Section 4.3 Successors and Assigns

               This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

               Section 4.4 Recapitalizations and Exchanges Affecting Common
Stock

               Subject to Section 3.11, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of NFP or any successor or assign of NFP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Subject to Section 3.11, upon the occurrence of any of such events, numbers of shares and amounts hereunder shall be appropriately adjusted.

               Section 4.5 Governing Law

               This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

               Section 4.6 Descriptive Headings, Etc.

               The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

               Section 4.7 Amendment; Waiver; Bylaws

               This Agreement may not be amended or supplemented except by an instrument in writing signed by NFP, by Apollo and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Stockholder (an "Affected Holder") differently than those of any other Stockholder shall also require the approval of such Affected Holder. The foregoing notwithstanding, NFP, without the consent of any other party hereto, may amend the signature pages hereto, in order to add any party that becomes a holder of Common Stock or securities convertible into or exercisable for Common Stock.

               Section 4.8 Severability

               If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               Section 4.9 Further Assurances

               The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, without limitation, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Certificate of Incorporation or the ByLaws of NFP in order to provide for the enforcement of this Agreement in accordance with its terms.

               Section 4.10 Complete Agreement; Counterparts

               This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               Section 4.11 No Third Party Beneficiaries

               The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person shall have any third party beneficiary or other right hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                      NATIONAL FINANCIAL PARTNERS CORP.


                                      By: ______________________________________
                                               Name:
                                               Title:

                                      Address:

                                      APOLLO INVESTMENT
                                      FUND IV, L.P.

                                      By: Apollo Management, L.P.

                                      By: ______________________________________
                                               Name:
                                               Title:

                                      Address:
                                      Attn: